Exhibit 4(d)
ENTERGY LOUISIANA, LLC
OFFICER’S CERTIFICATE
3-B-3
Establishing the Form and Certain Terms of the
Collateral Trust Mortgage Notes, Waterford Series due 2017

The undersigned, Stacey M. Lousteau, an Authorized Officer of Entergy Louisiana, LLC, a Texas limited liability company (the “Company”) (all capitalized terms used herein which are not defined herein or in Exhibit A hereto but are defined in the Indenture referred to below, shall have the meanings specified in such Indenture), pursuant to Board Resolutions dated March 8, 2016 and Sections 201 and 301 of such Indenture, does hereby certify to THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”) under the Mortgage and Deed of Trust of the Company dated as of November 1, 2015 (as amended and supplemented, the “Indenture”) as of March 28, 2016, that:

1.
The Securities of the fourth series to be issued under the Indenture (the “Bonds”) shall be issued in a series designated “Collateral Trust Mortgage Notes, Waterford Series due 2017”; the Bonds shall be in substantially the form set forth in Exhibit A hereto; the Bonds shall be issued in the aggregate principal amount of $51,971,593.98;

2.
The Bonds shall mature and the principal shall be due and payable in installments as specified in the form thereof set forth in Exhibit A hereto on the dates specified in such Exhibit A, and the Company shall not have any right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Indenture;

3.	The Bonds shall not bear interest except interest on overdue principal as provided in the form thereof set forth in Exhibit A hereto;

4.
The principal of, and interest, if any, on the Bonds shall be payable at the office or agency of the Company in The City of New York except as otherwise agreed between the Company and the registered owner of the Bonds as provided in the form of Bond set forth in Exhibit A hereto; registration of transfers and exchanges in respect of the Bonds may be effected, and notices and demands to or upon the Company in respect of the Bonds may be served, at the office or agency of the Company in The City of New York; the Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar and the Paying Agent for the Bonds; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent;

5.	The Bonds are subject to prepayment at any time as provided in the form thereof set forth in Exhibit A hereto;

6.
No service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

7.	The Bonds shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto;

8.
(A) No Event of Default under the Indenture has occurred or is occurring; and (B) no matured event of default has occurred and is continuing under the Class A Mortgage pursuant to which the Class A Bonds delivered with the accompanying Company Order have been issued;

9.
The undersigned has read all of the covenants and conditions contained in the Indenture, and the definitions in the Indenture relating thereto, relating to the issuance, authentication and delivery of the Bonds and in respect of compliance with which this certificate is made;

10.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

11.
In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

12.
In the opinion of the undersigned, such conditions and covenants, and all conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Bonds requested in the accompanying Company Order have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate as of the date set forth above.
By: /s/ Stacey M. Lousteau
Name:    Stacey M. Lousteau
Title:    Assistant Treasurer

EXHIBIT A FORM OF MORTGAGE NOTE

FORM OF NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY OTHER JURISDICTION, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM.
IF AGREED BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS SECURITY, THE PRINCIPAL OF THIS SECURITY, OR PORTIONS THEREOF, MAY BE PAID WITHOUT SURRENDER OF THIS SECURITY OR NOTATION ON THIS SECURITY OF SUCH PAYMENT. ANY PURCHASER OF THIS SECURITY, BY ACCEPTANCE HEREOF, AGREES THAT THE UNPAID PRINCIPAL AMOUNT AS OF ANY DATE MAY BE LESS THAN THE PRINCIPAL AMOUNT SHOWN ON THIS SECURITY. CONFIRMATION OF THE UNPAID PRINCIPAL AMOUNT OF THIS SECURITY MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE.

No. ___                                  Issue date: _____ __, 2016

ENTERGY LOUISIANA, LLC
COLLATERAL TRUST MORTGAGE NOTE, WATERFORD SERIES DUE 2017
1. ENTERGY LOUISIANA, LLC, a limited liability company duly organized and existing under the laws of the State of Texas (herein referred to as the “Company,” which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to
[Name of Registered Owner]
or registered assigns, the sum of
-----FIFTY-ONE MILLION NINE HUNDRED SEVENTY-ONE THOUSAND FIVE HUNDRED
NINETY-THREE DOLLARS AND NINETY-EIGHT CENTS ($51,971,593.98)----

in installments of principal specified below on the dates specified below:
(i) FIVE MILLION FOUR HUNDRED FIFTY-FIVE THOUSAND DOLLARS AND NO CENTS ($5,455,000.00) on July 6, 2016;
(ii) ONE MILLION TWO HUNDRED THIRTY-EIGHT THOUSAND NINE HUNDRED FIFTY DOLLARS AND FORTY-TWO CENTS ($1,238,950.42) on January 2, 2017; and
(iii) FORTY-FIVE MILLION TWO HUNDRED SEVENTY-SEVEN THOUSAND SIX HUNDRED FORTY-THREE DOLLARS AND FIFTY-SIX CENTS ($45,277,643.56) on July 3, 2017
(each such date, a “Principal Payment Date”).
2. This Security shall not bear interest, except that overdue installments shall bear interest at the rate of 3.50% per annum. Principal of this Security may be prepaid in whole or in part at any time and at the option of the Company without prior notice to the Holder of this Security and any partial prepayment shall be applied against the installments of principal in the order next becoming due.
3. Except as otherwise agreed between the Company and the registered owner of this Security, payment of each unpaid installment of principal of this Security shall be made upon presentation of this Security on or after the applicable Principal Payment Date at the office or agency of the Company maintained for that purpose in The City of

New York, in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
4. All terms used in this Security not otherwise defined herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
5. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Mortgage and Deed of Trust dated as of November 1, 2015 (herein, together with any amendments or supplements thereto, called the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security, the conditions upon which the Lien of the Indenture may be released and to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.
6. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
7. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of this series at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding to be directly affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
8. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as the Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.
9. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security at the times, place and rate, and in the coin or currency, herein prescribed.
10. The Securities of this series are issuable only in registered form without coupons in a denomination equal to the unpaid principal amount hereof (it being recognized that this series shall be represented by a single Security at all times). As provided in the Indenture and subject to certain limitations therein and herein set forth, this Security may be exchanged for another Security of this series of like tenor and principal amount, as requested by the Holder surrendering the same.

11. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
12. The Company shall not be required to execute, and the Security Registrar shall not be required to register, the transfer of or exchange of any Security during the 15 days before a Principal Payment Date.
13. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
14. This Security shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.
15. As provided in the Indenture, no recourse shall be had for the payment of the principal of any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, member, limited partner, officer, manager or director, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.
16. Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
ENTERGY LOUISIANA, LLC
By:_______________________________________
Name:
                         Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated: ---------- --, 20--

THE BANK OF NEW YORK MELLON, as Trustee
By:_______________________________________
Authorized Signatory